                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-00645 of Zila, Inc. on Form S-3 of our reports dated October 12, 1995, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP
---------------------------------------------------------
Deloitte & Touche LLP
Phoenix, Arizona


March 25, 1996


                                  EXHIBIT 23-A